MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT
















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                            MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT



     This AGREEMENT is effective as of September 1, 2002, and is between DREYFUS FOUNDERS FUNDS, INC. (the "Fund"), a corporation organized under the laws of the State of Maryland having its principal office and place of business at 2930 East Third Avenue, Denver, Colorado 80206, and MELLON BANK N. A., (the "Custodian"), with its principal place of business at One Mellon Bank Center, Pittsburgh, PA 15258.


                              W I T N E S S E T H:

     WHEREAS, the Fund is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the Series listed on Appendix E subject to this Agreement (each such series, together with all other series subsequently established by the Fund and made subject to the Agreement in accordance with the terms hereof, shall be referred to as a "Series" and collectively as the "Series"); and

     WHEREAS, the Fund and the Custodian desire to set forth their agreement with respect to the custody of the Series' Securities and cash and the processing of Securities transactions; and

     WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager; and

     WHEREAS, the Custodian agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on APPENDIX C as set forth in Article II; and

     WHEREAS, the Custodian agrees to perform the function of a Primary Custodian under Rule 17f-7;

     NOW THEREFORE, the Fund and the Custodian agree as follows:



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DEFINITIONS

The following words and phrases, unless the context requires otherwise, shall have the following meanings:

      1. "ACT": the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

      2.    "AGREEMENT": this agreement and any amendments.

      3. "ASSETS": any of the Series' investments, including foreign currencies and investments for which the primary market is outside the United States, and cash and cash equivalents.

      4. "AUTHORIZED PERSON": any person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of a Series which is listed in the Certificate annexed hereto as APPENDIX A.

      5.    "BOARD": the Board of  Directors of the Fund.

      6. "BOOK-ENTRY SYSTEM": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

      7.    "BUSINESS  DAY":  any  day  on  which  the  Series,   the
            Custodian,   the   Book-Entry   System  and   appropriate
            clearing corporation(s) are open for business.

      8. "CERTIFICATE": any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Series by an Authorized Person or Persons designated by the Board to issue a Certificate.

      9. "ELIGIBLE SECURITIES DEPOSITORY": the meaning of the term set forth in Rule 17f-7(b)(1).

      10. "FOREIGN CUSTODIAN": (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other


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            than  a  Securities  Depository  with  respect  to  which
            exemptive or no-action relief has been granted by the Securities and Exchange Commission permitting such entity to be designated and to serve as an eligible foreign custodian in accordance with Rule 17f-5 under the Act. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Series.

      11. "INSTRUCTIONS": directions and instructions to the Custodian from two Authorized Persons in writing, by facsimile, or by electronic transmission subject to the Custodian's practices or any other method specifically agreed upon, provided that the Custodian may, in its discretion, accept oral directions and instructions from two individuals it reasonably believes to be Authorized Persons and may require confirmation in writing.

      12.   "PRIMARY  CUSTODIAN":  the  meaning  set  forth  in  Rule
            17f-7(b)(2).

      13. "PROSPECTUS": a Series' current prospectus and statement of additional information relating to the registration of the Series' Shares under the Securities Act of 1933, as amended.

      14.   "RISK  ANALYSIS":   the  analysis   required  under  Rule
            17f-7(a)(1)(i)(A).

      15. "RULES 17F-4, 17F-5 AND 17F-7": such Rules as promulgated under Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

      16. "SECURITY" or "SECURITIES": bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Series.

      17.   "SECURITIES   DEPOSITORY":   a  system  for  the  central
            handling of securities as defined in Rule 17f-4.

      18. "SELECTED COUNTRIES": the jurisdictions listed on APPENDIX C as such may be amended from time to time in accordance with Article II.

      19.   "SHARES": shares of each Series, however designated.


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                                    ARTICLE I

                               CUSTODY PROVISIONS

1. APPOINTMENT OF CUSTODIAN. The Board appoints, and the Custodian accepts appointment as custodian of all the Securities and monies at the time owned by or in the possession of the Series during the period of this Agreement.

2.    CUSTODY OF CASH AND SECURITIES.

      (a) RECEIPT AND HOLDING OF ASSETS. The Series will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Custody Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of the Series with any domestic subcustodian, or Securities Depository, and Foreign Custodians or Eligible Securities Depositories in the Selected Countries as provided in Article II. Securities and monies of the Series deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

      (b) DISBURSEMENTS OF CASH AND DELIVERY OF SECURITIES. The Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Series shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the
            Series:

             (1)   In payment for Securities purchased for the
                  applicable Series;

             (2) In payment of dividends or distributions with respect to Shares;

             (3) In payment for Shares which have been redeemed by the applicable Series;

             (4)   In payment of taxes;

             (5 ) When Securities are sold, called, redeemed, retired, or otherwise become payable;

             (6) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment;


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          (7)  Upon conversion of Securities  pursuant to their terms into other securities;

          (8) Upon exercise of subscription, purchase or other similar rights represented by Securities;

          (9) For the payment of interest, management or supervisory fees, distributions or operating expenses;

          (10) In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the applicable Series;

          (11) In connection with any borrowings by the applicable Series or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

          (12) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Series.

          (13) For the purpose of redeeming Shares of the capital stock of the applicable Series and the delivery to, or the crediting to the account of, the Custodian or the applicable Series' transfer agent, such Shares to be purchased or redeemed;

          (14) For the purpose of redeeming in kind Shares of the applicable Series against delivery to the Custodian, its Subcustodian or the Series' transfer agent of such Shares to be so redeemed;

          (15) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;


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          (16) For spot or forward foreign  exchange  transactions to facilitate security trading, receipt of income from Securities or related transactions;

          (17) Upon the termination of this Agreement; and

          (18) For other proper purposes as may be specified in Instructions issued by an officer of the Fund which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the Fund.

      (c)   ACTIONS WHICH MAY BE TAKEN WITHOUT  INSTRUCTIONS.  Unless
            an   Instruction   to  the  contrary  is  received,   the
            Custodian shall:

             (1) Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account;

             (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominees where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification provided by third parties that the Custodian may furnish to the Series with respect to put bonds or similar instruments;

             (3)  Surrender   Securities   in   temporary   form  for
                  definitive Securities;

             (4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the


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                  applicable  Series all rights and  similar  Securities  issued with respect to any Securities held by the Custodian hereunder for that Series;

             (5) Submit or cause to be submitted to the applicable Series or its investment advisor as designated by the applicable Series information actually received by the Custodian regarding ownership rights pertaining to property held for the applicable Series;

             (6) Deliver or cause to be delivered any Securities held for the applicable Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

             (7) Deliver or cause to be delivered any Securities held for the applicable Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

             (8) Make or cause to be made such transfers or exchanges of the assets specifically allocated to the applicable Series and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Series;

             (9) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the applicable Series;

            (10) Deliver Securities owned by the applicable Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payment or other


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                  default  resulting  therefrom  unless the  Custodian  received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to
                  the  Series  for  the   accuracy   or   completeness   of  any
                  notification provided by third parties that the Custodian may furnish to the Series with respect to put bonds or similar investments;

            (11) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the applicable Series; and

            (12) Execute any and all documents, agreements or  other instruments as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

      (d) CONFIRMATION AND STATEMENTS. Promptly after the close of business on each day, the Custodian shall furnish each Series with confirmations and a summary of all transfers to or from the account of the Series during the day. Where securities purchased by a Series are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the
            Custodian's   account  on  the  books  of  a   Securities
            Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to that Series. On each Business Day, the Custodian shall furnish each Series with a detailed statement of the Securities and monies held for the Series under this Custody Agreement.

      (e) REGISTRATION OF SECURITIES. The Custodian is authorized to hold all Securities, Assets, or other property of each Series in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of each Series in the name of the Fund or the Series, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the
            Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the applicable Series and which may from time to time be registered in the name of the Fund or the applicable Series.

      (f) SEGREGATED ACCOUNTS. Upon receipt of Instructions, the Custodian will from time to time establish segregated


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            accounts on behalf of the applicable  Series  to hold and
            deal with  specified  assets as shall be directed.

3.   SETTLEMENT OF SERIES TRANSACTIONS.

      (a) CUSTOMARY PRACTICES. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

      (b) CONTRACTUAL INCOME. Unless the parties agree to the contrary, the Custodian shall credit the applicable Series, in accordance with the Custodian's standard operating procedure, with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries with back value to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

      (c) CONTRACTUAL SETTLEMENT. Unless the parties agree to the contrary, the Custodian will attend to the settlement of securities transactions in accordance with the Custodian's standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse with back value to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4. LENDING OF SECURITIES. The Custodian may lend the assets of the Series in accordance with the terms and conditions of a separate securities lending agreement, in the event that such an agreement is approved by the Fund.



5.    PERSONS HAVING ACCESS TO ASSETS OF THE SERIES.

          (a) No trustee or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the assets of the


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               Series held by the  Custodian  or be  authorized  or permitted to withdraw any investments of the Series, nor shall the Custodian deliver any assets of the Series to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any
               sub-investment   adviser   of  the  Fund  or  with   the   Fund's
               administrator shall have access to the assets of the Series.

          (b) Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Series or of the Series' administrator, from giving Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Series prohibited by paragraph (a) of this Section 5.

6.    STANDARD OF CARE; SCOPE OF CUSTODIAL RESPONSIBILITIES.

      (a) STANDARD OF CARE. Custodian shall be required to exercise reasonable care with respect to its duties under this Agreement unless otherwise provided.

            (1) Notwithstanding any other provision of this Custody Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian.

            (2) The Custodian may, with respect to questions of law, and following prior notice to the Fund where practicable, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the reasonable expense of the Fund, and shall, in accordance with Article IV, Section 5(a), below, be protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

      (b) SCOPE OF DUTIES. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

            (1) The acts or omissions of any agent appointed pursuant to Instructions of the Fund or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy.


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

            (2) The validity of the issue of any Securities purchased by the Series, the legality of the purchase thereof, or the propriety of the amount paid therefor;

            (3) The legality of the sale of any Securities by the Series or the propriety of the amount for which the same are sold;

            (4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

            (5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

            (6) The legality of the declaration or payment of any distribution of the Series;

            (7)   The  legality  of  any   borrowing   for  temporary
                  administrative or emergency purposes.

     (c) NO LIABILITY UNTIL RECEIPT. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Series until the Custodian actually receives and collects such money.

     (d) AMOUNTS DUE FROM TRANSFER AGENT. The Custodian shall not be required to effect collection of any amount due to the Series from the Series' transfer agent or be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

     (e) COLLECTION WHERE PAYMENT REFUSED. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

     (f) NO DUTY TO ASCERTAIN AUTHORITY. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Series are such as may properly be held by the Series under the provisions of its governing instruments or Prospectus.

     (G) RELIANCE ON INSTRUCTIONS. The Custodian shall be entitled to rely upon any Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two Authorized Persons of the Series. Where the Custodian is issued Instructions orally, the Series acknowledge that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Series shall not be affected if such confirmation is not received or is contrary to oral Instructions given. The Custodian shall be under no duty to question any direction of two Authorized Persons to review any property held in the account, to make any suggestions with respect to the investment of the assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian.

7. APPOINTMENT OF SUBCUSTODIANS. The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Series; provided, however, that the Custodian shall remain fully responsible for the proper performance of this Agreement by such subcustodians. The Custodian is also hereby authorized when acting pursuant to Instructions to: 1) place assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and 2) place assets with a broker or other agent as subcustodian in connection with futures, options, short selling or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any subcustodian so appointed.

8. OVERDRAFT FACILITY AND SECURITY FOR PAYMENT. In the event that the Custodian receives Instructions to make payments or transfers of monies on behalf of the Series for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Series, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Series in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Series and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Series at a rate agreed upon from time to time, by the Custodian and the Series or, in the absence of specific agreement, by such rate as charged to other customers of Custodian under procedures uniformly applied. The Custodian and the Series acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Series expenses. The Custodian shall promptly notify the Series (an "Overdraft Notice") of any Overdraft. To secure payment of any Overdraft, the Series hereby grant to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Series' account from time to time in the full amount of such Overdraft. Should the Series fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Series' account and, following prior consultation with the Fund whenever possible, to liquidate Securities in the account as necessary to meet the Series' obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

9. TAX OBLIGATIONS. For purposes of this Agreement, "Tax Obligations" shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the Account, the Custodian shall perform the following services with respect to Tax Obligations:

     (a) the Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate;

     (b) the Custodian shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens; and

     (c) the Custodian shall provide to the Fund or the Authorized Person such information received by the Custodian which could, in the Custodian's reasonable belief, assist the Fund or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Fund shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Fund and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Fund or the Account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any taxing authorities.

In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

                                   ARTICLE II

                        FOREIGN CUSTODY MANAGER SERVICES

1. DELEGATION. The Board delegates to, and the Custodian hereby agrees to accept responsibility as the Fund's Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries set forth in Appendix C in accordance with Rule 17f-5(c).

2. CHANGES TO APPENDIX C. Appendix C may be amended from time to time to add or delete jurisdictions by written agreement signed by two Authorized Persons of the Fund and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Series.

3. REPORTS TO BOARD. Custodian shall provide written reports notifying the Board of the placement of Assets with a particular Foreign Custodian and of any material change in a Series' foreign custody arrangements. Such reports shall be provided to the Board quarterly WITHIN 20 days following the end of each calendar quarter except as otherwise agreed by the Custodian and the Fund.

4. MONITORING SYSTEM. In each case in which the Custodian has exercised delegated authority to place Assets with a Foreign Custodian, the Custodian shall establish a system to re-assess or re-evaluate selected Foreign Custodians at least annually in accordance with Rule 17f-5(c)(3).

5. STANDARD OF CARE. In exercising the delegated authority under this Article II of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making the determination that reasonable care shall be exercised, the Custodian shall consider the provisions of Rule 17f-5(c)(2).

6. USE OF SECURITIES DEPOSITORIES. In exercising its delegated authority, the Custodian may assume that the Series and/or its investment adviser have determined, pursuant to Rule 17f-7, that the depository provides reasonable safeguards against custody risks, if a Series and/or its investment adviser decides to place and maintain foreign assets with any Securities Depository as to which the Custodian has provided the Fund on behalf of such Series with a Risk Analysis.

                                  ARTICLE III

                              INFORMATION SERVICES

1. RISK ANALYSIS. The Custodian will provide the Fund on behalf of the Series with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix C which shall indicate whether the Custodian considers such Securities Depository to meet the requirements of an Eligible Securities Depository under Rule 17f-7. If the Custodian is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the Fund on behalf of the Series. If a new Securities Depository commences operation in one of the Appendix C countries, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix C, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix C. Notices and information to be provided under this Article III shall be provided to the Fund or a Series investment adviser, as directed by the Fund.

2. MONITORING OF SECURITIES DEPOSITORIES. The Custodian will monitor the custody risks associated with maintaining assets with each Securities Depository for which it has provided the Fund on behalf of the Series with a Risk Analysis as required under Rule 17f-7. The Custodian will promptly notify the Fund on behalf of the Series and/or its investment adviser of any material change in these risks.

3. USE OF AGENTS. The Custodian may employ agents, including but not limited to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4. EXERCISE OF REASONABLE CARE The Custodian will exercise reasonable care, prudence, and diligence in performing its responsibilities under this Article
III. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this
Article III.

5. LIABILITIES AND WARRANTIES. While the Custodian will take reasonable precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information.

                                   ARTICLE IV

                               GENERAL PROVISIONS

1.   COMPENSATION.

     (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the Fee Schedule set forth in Appendix F. The fees set forth on this Fee Schedule shall not be increased prior to September 1, 2006. Thereafter, the Fee Schedule may be modified by the Custodian upon not less than 120 days' prior written notice to the Fund.

     (b) The Custodian will bill the Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing.

     (c) If not paid directly or timely by the Fund, the Custodian may charge against assets held on behalf of the Series compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against assets of the Series the amount of any loss, damage, liability or expense incurred with respect to the Series, including reasonable counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling transactions.

2. INSOLVENCY OF FOREIGN CUSTODIANS. The Custodian shall be responsible for losses or damages suffered by the Series arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3. LIABILITY FOR DEPOSITORIES. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Series with a Securities Depository.

4. DAMAGES. Under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to its role as Foreign Custody Manager, Custodian or information vendor.

5.    INDEMNIFICATION; LIABILITY OF THE SERIES.

      (a)  The Fund shall  indemnify  and hold the  Custodian  harmless from all liability and expense, including reasonable counsel fees and expenses, arising out of the performance of the Custodian's obligations under this Agreement except as a result of the
           Custodian's negligence, willful misconduct, violation of law applicable to the performance of custodial duties, or breach of this Agreement.

      (b) The Series and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Series, individually, but are binding only upon the assets and property of the Fund.


6. FORCE MAJEURE. Notwithstanding anything in this Agreement to the contrary, neither party shall be liable to the other for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Series' property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar event.

7.   TERMINATION.

     (a) Either party may terminate this Agreement by giving the other party ninety-(90) days' notice in writing, specifying the date of such termination. In the event notice is given by the Fund, it shall be accompanied by a Certificate evidencing the vote of the Fund's Board to terminate this Agreement and designating a successor.

     (b) In the event notice of termination is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. In the absence of such designation, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the Act or the Series. If the Fund fails to designate a successor custodian and the Custodian elects not to designate a successor, the Fund shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Securities and monies then owned by the Series, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities under this Agreement other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Series.

     (c) Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Series, after deducting all fees, expenses and other amounts owed. The Custodian shall limit its fees associated with termination of the Agreement to the reasonable and actual expenses which it may incur as a result of the termination.

     (d) In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

8. INSPECTION OF BOOKS AND RECORDS. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund at its own expense and, except as otherwise required by Rule 17f-2 under the Act, with prior written notice to the Custodian, and at all times by the authorized employees or agents of the Securities and Exchange Commission.

9.   MISCELLANEOUS.

     (a) APPENDIX A is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of Authorized Persons. The Fund shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

     (b) APPENDIX B is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate when any changes are made. Until a new Certificate is received, the Custodian shall be fully protected in relying upon the last delivered Certificate.

     (c) Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Fund as the case may be and delivered to it at its offices at:

                       The Custodian:

                       Mellon Bank, N.A.
                       135 Santilli Highway
                       Everett, MA 02149
                       Attn.: Kelly Morgan

                       The Fund:

                       Dreyfus Founders Funds, Inc.
                       2930 East Third Avenue
                       Denver, CO 80206
                       Attn.: General Counsel

           or at such other place as the parties may from time to time designate to the other in writing.

     (d) This Agreement may not be amended or modified except by a written agreement executed by both parties.

     (e) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board, and any other attempted assignment without written consent shall be null and void; provided, however, that the Custodian may delegate any of its responsibilities under this Agreement to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian, provided that the Custodian shall remain fully responsible for the proper performance of this Agreement by any such corporation or entity.

     (f) Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

     (g) The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

     (h) The Fund acknowledges and agrees that except as expressly set forth in this Agreement, the Fund is solely responsible to assure that the maintenance of the Series' Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Fund represents that it has determined that it is reasonable to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement.

     (i) This Agreement shall be construed in accordance with the laws of The Commonwealth of Pennsylvania.

     (j) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (k) Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary, to permit it to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets are bound.

     (l) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.


                            DREYFUS FOUNDERS FUNDS, INC.

                            By:        /S/ RICHARD W. SABO
                                    ------------------------
                            Name:      Richard W. Sabo
                            Title:     President



                                MELLON BANK, N.A.


                            By:        /S/ CHRISTOPHER HEALY
                                    ------------------------------
                            Name:      Christopher Healy
                            Title:     First Vice President

                                   APPENDIX A

                           LIST OF AUTHORIZED PERSONS


     I, Kenneth R. Christoffersen, the Secretary of DREYFUS FOUNDERS FUNDS, INC., a corporation organized under the laws of the State of Maryland (the "Fund"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and each Series thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

     NAME                    SIGNATURE
     ----                    ---------

Francis P. Gaffney            /S/ FRANCIS P. GAFFNEY
                             -------------------------------

Robert T. Kelly               /S/ ROBERT T. KELLY
                             -------------------------------

Paula Maddox                  /S/ PAULA MADDOX
                             -------------------------------

Peter Greenly                 /S/ PETER GREENLY
                             -------------------------------

Kevin Huddleston              /S/ KEVIN HUDDLESTON
                             -------------------------------


                             DREYFUS FOUNDERS FUNDS, INC.


                             By:     /S/ KENNETH R. CHRISTOFFERSEN
                                    -------------------------------------
                                    Secretary
                                    Dated:      August 15, 2002

                                   APPENDIX B

                                  FUND OFFICERS


     I, Kenneth R. Christoffersen, the Secretary of DREYFUS FOUNDERS FUNDS, INC., a corporation organized under the laws of the State of Maryland (the "Fund"), do hereby certify that:

     The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's governing instruments and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                      POSITION                SIGNATURE
----                      --------                ---------

Richard W. Sabo           President               /S/ RICHARD W. SABO
                                                  ------------------------------

David L. Ray              Vice President          /S/ DAVID L. RAY
                                                  ------------------------------

Francis P. Gaffney        Treasurer               /S/ FRANCIS P. GAFFNEY
                                                  ------------------------------

Kenneth R. Christoffersen Secretary               /S/ KENNETH R. CHRISTOFFERSEN
                                                  ------------------------------

Robert T. Kelly           Assistant Treasurer     /S/ ROBERT T. KELLY
                                                  ------------------------------

Janelle E. Belcher        Assistant Secretary     /S/ JANELLE E. BELCHER
                                                  ------------------------------

Paula Maddox              Assistant Treasurer     /S/ PAULA MADDOX
                                                  ------------------------------

Peter Greenly             Assistant Treasurer     /S/ PETER GREENLY
                                                  ------------------------------

Kevin Huddleston          Assistant Treasurer     /S/ KEVIN HUDDLESTON
                                                  ------------------------------


                             DREYFUS FOUNDERS FUNDS, INC.


                             By:     /S/ KENNETH R. CHRISTOFFERSEN
                                    -------------------------------------
                                    Secretary
                                    Dated:      August 15, 2002

                                   APPENDIX C

                               SELECTED COUNTRIES

Argentina                             Mexico
Australia                             Morocco
Austria                               Namibia
Bangladesh                            The Netherlands
Belgium                               New Zealand
Bermuda                               Norway
Bolivia                               Pakistan
Botswana                              Panama
Brazil                                Peru
Canada                                The Philippines
Chile                                 Poland
China/Shenzhen                        Portugal
China/Shanghai                        Romania
Colombia                              Russia
Costa Rica                            Singapore
Croatia                               Slovakia
Czech Republic                        Slovenia
Denmark                               South Africa
Ecuador                               Spain
Egypt                                 Sri Lanka
Estonia                               Sweden
Finland                               Switzerland
France                                Taiwan
Germany                               Thailand
Ghana                                 Trinidad
Greece                                Tunisia
Hong Kong                             Turkey
Hungary                               United Kingdom
India                                 Uruguay
Indonesia                             Venezuela
Ireland                               Vietnam
Israel                                Zambia
Italy                                 Zimbabwe
Japan
Jordan
Kenya
Korea, Republic of
Luxembourg
Malaysia
Mauritius

                                   APPENDIX D
                               SELF CUSTODY RIDER


Notwithstanding any other provisions of this Agreement to the contrary, the following provisions shall apply to this Agreement as being subject to Rule 17f-2 under the Act.

1. PHYSICAL SEPARATIONS OF SECURITIES. Except as permitted by Rule 17f-2 or Rule 17f-4, the Custodian shall hold all Securities deposited with it physically segregated at all times from those of any other person.

2. ACCESS TO SECURITIES. Except as otherwise provided by law, no person shall be authorized or permitted to have access to the Securities deposited with the Custodian except pursuant to a Board resolution. Each such resolution shall designate not more than five persons who shall be either officers or responsible employees of the Fund and shall provide that access to such investments shall be only by two or more such persons jointly, at least one of whom shall be an officer; except that access to such investments shall be permitted (1) to properly authorized officers and employees of the Custodian and (2) to the Fund's independent public accountant jointly with any two persons so designated or with such officer or employee of the Custodian.

3. DEPOSITS AND WITHDRAWALS. Each person when depositing such securities or similar investments in or withdrawing them from a Securities Depository, or when ordering their withdrawal and delivery from the safekeeping of the Custodian, shall comply with the requirements of Rule 17f-2(e).

4. EXAMINATION. The Fund and the Custodian shall comply with the requirements of Rule 17f-2(f) with regard to examination by an independent public accountant.

Acknowledged:


/S/ RICHARD W. SABO                       /S/ CHRISTOPHER HEALY
-----------------------------------       -----------------------------------
Dreyfus Founders Funds, Inc.              Mellon Bank, N.A.

                                   APPENDIX E

                           SERIES SUBJECT TO AGREEMENT

Dreyfus Founders Balanced Fund
Dreyfus Founders Discovery Fund
Dreyfus Founders Government Securities Fund
Dreyfus Founders Growth Fund
Dreyfus Founders Growth and Income Fund
Dreyfus Founders International Equity Fund
Dreyfus Founders Mid-Cap Growth Fund
Dreyfus Founders Money Market Fund
Dreyfus Founders Passport Fund
Dreyfus Founders Worldwide Growth Fund

                                   APPENDIX F
                                  FEE SCHEDULE

This fee schedule reflects the Custodian's relationship pricing approach and is applicable to all of the series portfolios of Dreyfus Founders Funds, Inc..

Core services include global safekeeping of assets, transaction settlement, income collection, cash availability/forecasting, corporate action processing, class action processing and basic on-line inquiry, and tax reclamation services.

Earnings credits will be earned on a fund-by-fund basis to offset custody fees. Earnings credits will be calculated at 85% of the bank credit rate applied to the average custody cash balances for the month. The bank credit rate is the equivalent to the lesser of: the average 90-day Treasury Bill discount rate for the month; or the Federal Funds rate for the month less 50 basis points. Overdraft rates will be calculated at the Prime Rate (as published in the Wall Street Journal) and charged on a daily basis. Monthly credit balances will roll forward to offset future Custodian charges. Credit balances are used exclusively to offset custody charges. Any credit remaining at year-end will expire, will not apply to investment related expenses, and may not be transferred.

The Custodian is willing to guarantee the attached fee schedule for four years. However, should the nature of the account change dramatically, the Custodian reserves the right to re-negotiate its compensation based on the situation that exists in the account at such time. If non-standard or special services are requested, the Custodian may negotiate additional compensation accordingly.


DOMESTIC FEE SCHEDULE

ASSET BASED FEES:
0.00125% of 1% on the market value of assets

TRANSACTION FEES:
$   3.50 per depository eligible transaction
$  15.00 per physical transaction
$   8.00 per mortgage and/or asset backed transaction
$   8.00 per mortgage and/or asset backed security paydown
$   4.50 per fed funds wire received or delivered
$  30.00 per non-Mellon foreign exchange

GLOBAL FEE SCHEDULE - NETWORK BASED CHARGES

        Country     Asset     Transaction       Country     Asset    Transaction
                    Based     Fee                           Based    Fee
                    Fee (bps)                               Fee (bps)
        ---------------------------------       --------------------------------
Group1  Canada         2.25    $35.00           Morocco       40.25   $98.50
        Switzerland    4.25    $35.00           Pakistan      40.25   $98.50
Group2  United         3.25    $35.00           Peru          40.25   $98.50
        Kingdom
Group3  Japan          3.25    $35.00           Philippines   15.25   $98.50
Group4  Sweden         7.75    $50.00           Poland        40.25   $98.50
Group5  Euroclear      2.25    $23.50           Portugal      20.25   $98.50
Group6  Germany        4.25    $35.00           Romania       40.25   $98.50
Group7  Australia      3.25    $35.00           Slovenia      45.25   $98.50
        France         4.25    $35.00           Czech         25.25   $98.50
                                                Republic
Group8  Hong Kong      9.25    $50.00           Ecuador       35.25   $98.50
        Netherlands    5.25    $35.00           Ghana         35.25   $98.50
Group9  Austria        7.75    $48.50           Greece        35.25   $98.50
        Belgium        7.75    $48.50           Hungary       40.25   $98.50
        Denmark        6.25    $48.50           India         40.25   $98.50
        Estonia       45.25    $48.50           Indonesia     10.25   $98.50
        Finland       10.25    $48.50           Israel        40.25   $98.50
        Iceland       35.25    $48.50           Jordan        40.25   $98.50
        Ireland        6.25    $48.50           Sri Lanka     25.25   $98.50
        Italy          5.25    $48.50           Taiwan        22.25   $98.50
        Latvia        65.25    $48.50           Trinidad      25.25   $98.50
        Lithuania     35.25    $48.50           Tobago        35.25   $98.50
        Luxembourg     7.25    $48.50           Turkey        25.25   $98.50
        Malaysia      10.25    $48.50           Uruguay       40.25   $98.50
        New Zealand    6.25    $48.50           Venezuela     40.25   $98.50
        Norway         6.25    $48.50           Zambia        35.25   $98.50
        Singapore     10.25    $48.50           Zimbabwe      35.25   $98.50
Group10 Spain          7.75    $68.50  Group13  Belize        45.25   $123.50
Group11 Bermuda       40.25    $73.50           Bolivia       45.25   $123.50
        Mexico         6.25    $73.50           Cyprus        45.25   $123.50
        Slovak        45.25    $73.50           Jamaica       45.25   $123.50
        Republic
        South          5.25    $73.50           Mauritius     40.25   $123.50
        Africa
        South Korea   18.25    $73.50           Namibia       35.25   $123.50
        Thailand      10.25    $73.50           Tunisia       45.25   $123.50
Group12 Argentina     25.25    $98.50  Group14  Bahrein       50.25   $148.50
        Bangladesh    40.25    $98.50           Egypt         45.25   $148.50
        Botswana      40.25    $98.50           Ivory Coast   75.25   $148.50
        Brazil        20.25    $98.50           Oman          65.25   $148.50
        Bulgaria      50.25    $98.50  Group15  Swaziland     40.25   $198.50
        Chile         35.25    $98.50  Group16  Ukraine       55.25   $273.50
        China         35.25    $98.50  Group17  Russia        35.25   $298.50
        Columbia      45.25    $98.50
        Croatia       50.25    $98.50
        Kenya         35.25    $98.50

NOTE:

The Custodian offers other services not covered under the above schedule. These services are covered under separate fee schedules and include: Investment Management, Securities Lending, Third Party Lending Support, Performance Measurement and Analytics (through Russell/Mellon Analytical Services), Advanced On-line Access, Non-Collectivized Real Estate and Mortgage Custody, Shareholder Services, Partnership Accounting, Derivatives Processing, Daily Valuations, The Custodian Executed Trade Support and Transfer Agency Services.

The Custodian will pass through to the client any out-of-pocket expenses associated with the following:

  o   Worldwide  custody,   including  but  not  limited  to,  postage,  courier
      expenses, registration fees, stamp duties, and fed wire fees, etc.
  o Postage and courier expenses associated with delivery of reports
  o Proxy or tender solicitation expenses incurred with respect to our duties
  o Charges for customized reporting development, programming, interface development and maintenance
  o Costs on client specific, customized vendor feeds or data services used to support client customized reporting
  o Expenses associated with client requested: training, travel and consulting
  o Communication and hardware expenses including terminals, printers and leased lines required to support data transmissions to/from the Custodian;
  o Legal charges for extraordinary events, such as lawsuits, client initiated events and regulatory audits, etc.

Additional fees may apply in situations where the following may occur: client's billing requirements are exceptional, client requires "rush" service or systems development, clients require consulting services and/or manual or otherwise exceptional pricing for securities, Tax Department support work, or client requires on-site training.

FEES WILL BE PAYABLE AS FOLLOWS:

Asset-based fees and transaction charges will be calculated and billed to the Fund on a monthly basis.

Fees not paid within 60 days of the date of the invoice date will be subject to a late charge of 1.5% per month of the amount billed.


      Conversion Costs

The Custodian shall absorb the Fund's out-of-pocket costs associated with the conversion from the Fund's current custodian to the Custodian including, without limitation, local securities registration costs in foreign markets and foreign transaction charges. This absorption shall be accomplished by the Custodian's deduction of an amount equal to such conversion costs from the Custodian's monthly invoices over a period not to exceed six months following the effective date of this Agreement. The Fund shall notify the Custodian of the total amount of such conversion costs (estimated at $19,500) as soon as practicable after such effective date.


       Additional Audit Costs

The Custodian shall absorb the Fund's out-of-pocket costs associated with the surprise audits and additional year-end reporting required each fiscal year pursuant to Rule 17f-2 under the Act. This absorption shall be accomplished by the Custodian's deduction of an amount equal to such additional audit costs from the Custodian's monthly invoices over a period not to exceed six months after such costs are paid by the Fund. The Fund shall notify the Custodian of the amount of such additional audit costs (estimated at $11,000 per surprise audit and $2,000 per year for additional year-end reporting) as soon as practicable after they are billed to the Fund.


      Fee Waivers

The Custodian hereby agrees to waive the following fees payable under this Agreement during the time periods set forth below:

            TIME PERIOD                   AMOUNT OF WAIVER
            -----------                   ----------------
            9/1/02 to 8/31/03             $100,000
            9/1/03 to 8/31/04             $150,000
            9/1/04 to 8/31/05             $200,000
            9/1/05 to 8/31/06             $200,000

These waivers shall be implemented as follows: The Custodian shall deduct an amount equal to one-twelfth of the then-current fee waiver rate from each month's invoice during each of the periods set forth above. On each such invoice, the waiver shall be allocated among the Series in proportion to their respective shares of the total invoice for the month.


                                       2